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                                                    EXHIBIT 23.1































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                 CONSENT OF INDEPENDENT AUDITOR
                 ------------------------------


The Board of Directors
Harman International Industries, Incorporated:


We consent to incorporation by reference in the Registration Statement
Nos. 33-20559, 33-28973, 33-36388, 33-60234, 33-60236, 33-59605,
333-02197, 333-28793 and 333-32673 on Form S-8 of Harman
International Industries, Incorporated of our report dated August 10, 2000, relating to the consolidated balance sheets of Harman International Industries, Incorporated and subsidiaries as of June 30, 2000 and 1999, and the related consolidated statements of operations, cash flows and shareholders' equity and related schedule for each of the years in the three year period ended June 30, 2000, which report appears in the June 30, 2000 annual report on Form 10-K of Harman International Industries, Incorporated.


				/s/ KPMG  LLP


Los Angeles, California
September 8, 2000











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